UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2012

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01. Other Events

On July 29, 2011 mPhase Technologies, Inc. (“XDSL”) announced that it had entered into a Letter of Intent to acquire 81% of the Common Stock of Energy Innovative Products (“ENP”) for a combination of restricted common stock and warrants. ENP has informed mPhase that it is no longer interested in pursuing the transaction.

Under the terms of the Letter of Intent, as amended, mPhase is entitled to a breakup fee of $100,000 plus repayment of a loan of $15,000 and certain other expenses paid on behalf of the Company based upon ENP electing not to go forward with the transaction. Under the terms of a security agreement between mPhase and ENP, mPhase has a security interest in all of the assets of ENP including its patents, patents pending and other intellectual property. mPhase intends to enforce all of its legal rights against ENP with respect to all monies owed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: February 1, 2012